                      Securities and Exchange Commission

                            Washington, D.C.  20549

                                   Form 8-K

                                Current Report



                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934



                                 March 1, 1999
          ----------------------------------------------------------
               Date of Report (Date of earliest event reported)


                           Rogue Wave Software, Inc.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)



         Delaware                       0-28900                93-1064214
----------------------------    -----------------------   --------------------
(State or other jurisdiction          (Commission            (I.R.S. Employer
      of incorporation)               File Number)         Identification No.)


                             5500 Flatiron Parkway
                               Boulder, CO 80301
          ----------------------------------------------------------
                   (Address of principal executive offices)


                                (303) 473-9118
          ----------------------------------------------------------
             (Registrant's telephone number, including area code)

Item 2.  Acquisition or Disposition of Assets.

         The following discussion contains forward-looking statements that involve risk and uncertainties. The Company's actual results could differ materially from those discussed here. Factors that could cause or contribute to such differences include, but are not limited to those discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof. The Company undertakes no obligation to release the results of any revision to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

         On March 1, 1999, NN Acquisition Corp. ("Merger Sub"), a wholly owned subsidiary of Rogue Wave Software, Inc. ("Rogue Wave"), was merged with and into NobleNet, Inc. ("NobleNet") pursuant to an Agreement and Plan of Merger and Reorganization dated as of February 11, 1999 by and among Rogue Wave, Merger Sub, NobleNet and Steve Lemmo, as agent ("Agent") for the stockholders of NobleNet (the "Merger Agreement"). The terms of the Merger Agreement were determined through arms' length negotiations between Rogue Wave, NobleNet and Agent.

         The merger of Merger Sub with and into NobleNet (the "Merger") became effective at the time of filing of the Certificate of Merger with the Delaware Secretary of State on March 1, 1999 (the "Effective Time"). At the Effective
Time: (i) Merger Sub ceased to exist; (ii) NobleNet, as the surviving corporation in the Merger, became a wholly owned subsidiary of Rogue Wave; (iii) each share of NobleNet Preferred Stock outstanding immediately prior to the Effective Time ceased to be outstanding and was converted into the right to receive $1.35 and (iv) each share of NobleNet Common Stock outstanding immediately prior to the Effective Time ceased to be outstanding and was converted into the right to receive $0.8058 (the "Common Per Share Amount").

         In addition, pursuant to the Merger Agreement, as of the Effective Time, each stock option that was outstanding immediately prior to the Effective Time under NobleNet's 1998 Stock Option/Stock Issuance Plan and 1993 Stock Option Plan (collectively, the "Plans"), whether vested or unvested (a "Company Option"), was terminated as provided for under the Plans. Under the terms of the Plans and the Company Options, vesting was accelerated as to all or as to fifty percent (50%) of the unvested portion of each Company Option, as applicable. Rogue Wave did not assume any Company Option. Each Person who elected to exercise a Company Option at or prior to the Effective Time was considered a "Stockholder" of NobleNet for all purposes of the Merger at the Effective Time and thereafter. Each Person who elected not to exercise a Company Option at or prior to the Effective Time was considered an "Optionholder" of NobleNet for all purposes of the Merger at the Effective Time and thereafter. The Board, as authorized by the Plans, terminated the Plans, cancelled all outstanding options granted pursuant to the Plans and distributed to each Optionholder, in settlement of his/her vested Company Option, a cash payment in an amount equal to (i) the excess of the Common Per Share Amount over the per-share exercise price, multiplied by (ii) the number of vested shares subject to such Company Option.

         Each of the former shareholders of NobleNet that was also an employee of NobleNet has accepted employment with Rogue Wave. The Merger is not intended to be a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and will be accounted for using the purchase method of accounting.

Item 7.  Financial Statements and Exhibits

(a)      Financial Statements of NobleNet, Inc.

         The financial statements of NobleNet, Inc. required to be filed pursuant to Item 7(a) of Form 8-K were not available at the time of filing of this Current Report on Form 8-K and will be filed on a Form 8-K/A as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(b)      Pro Forma Financial Information

         The Pro Forma Financial Information required to be filed pursuant to
Item 7(b) of Form 8-K was not available at the time of filing of this Current Report on Form 8-K and will be filed with the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 as soon as practicable, but in no event later than 60 days after the date this Form 8-K is required to be filed.

(c)      Exhibits

2.1 Agreement and Plan of Merger and Reorganization among Rogue Wave Software, Inc., a Delaware corporation, NN Acquisition Corp., a Delaware corporation, NobleNet, Inc., a Delaware corporation and Steve Lemmo, as agent for the stockholders of NobleNet, dated as of February 11, 1999.

2.2 Certificate of Merger and Plan of Merger dated March 1, 1998, filed with the Secretary of State of the State of Delaware on March 1, 1999.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      ROGUE WAVE SOFTWARE, INC.



Dated:  March 9, 1999                 By: /s/ Michael J. Scally
                                          -------------------------------------
                                          Michael J. Scally
                                          President and Chief Executive Officer

                               INDEX TO EXHIBITS


Exhibit
Number    Description of Document
------    -----------------------

 2.1 Agreement and Plan of Merger and Reorganization among Rogue Wave Software, Inc., a Delaware corporation, NN Acquisition Corp., a Delaware corporation, NobleNet, Inc., a Delaware corporation and Steve Lemmo, as agent for the stockholders of NobleNet, Inc., dated as of February 11, 1999.

 2.2 Certificate of Merger and Plan of Merger dated March 1, 1998, filed with the Secretary of State of the State of Delaware on March 1, 1999.